Exhibit 21.1

LIST OF SUBSIDIARIES

OF

NV5 GLOBAL, INC.*

Name of Subsidiary	State or other Jurisdiction of Incorporation or Organization	Parent	Names under which such Subsidiaries Do Business
NV5 Holdings, Inc.	Delaware	NV5 Global, Inc.	NV5

NV5, Inc.	California	NV5 Global, Inc.	NV5 Nolte Associates Nolte Vertical Five Consilium Partners Dunn Environmental Owner’s Representative Services Zollinger Buric Buric Global Skyscene

NV5 West, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Testing Engineers Southwest Vertical V Testing Engineers BTC Vertical V BTC Labs Vertical V Testing Engineers Vertical V

NV5, Inc.	Delaware	NV5 Holdings, Inc.	NV5 Vertical V – Southeast, NV5 Structures NV5 KACO, KACO Kaderabek Company PHA, Air Quality Consulting

NV5 Northeast, Inc.	Delaware	NV5 Holdings, Inc.	NV5, Vertical V – Northeast

NV5, LLC	North Carolina	NV5 Global, Inc.	NV5, AK Environmental

NV5 Consultants, Inc.	Massachusetts	NV5 Global, Inc.	NV5, Joslin Lesser & Associates

Richard J. Mendoza, Inc.	California	NV5 Global, Inc.	NV5, Mendoza & Associates

NV5, Inc.	New Jersey	NV5 Global, Inc.	NV5, RBA, NV5 New York-Engineers, Architects, Landscape Architects and Surveyors; NV5-Connecticut, NV5-Architecture

Sebesta, Inc.	Minnesota	NV5 Global, Inc.	NV5, Sebesta Sebesta East, SEDC Engineering

Dade Moeller and Associates, Inc.	North Carolina	NV5 Global, Inc.	NV5, Dade Moeller

J.B.A. Consulting Engineers, Inc.	Nevada	NV5 Global, Inc.	NV5, JBA JBA Consulting Engineers (Asia, Macau, Shanghai) Limited

JBA Consulting Engineers (Asia) Limited	Hong Kong	J.B.A. Consulting Engineers, Inc.	NV5, JBA

JBA Consulting Engineers Shanghai Limited		J.B.A. Consulting Engineers, Inc	NV5, JBA

JBA Consulting Engineers (Asia) Limited	Macau	J.B.A. Consulting Engineers, Inc	NV5, JBA

JBA Consulting Engineers Vietnam Limited Company	Vietnam	JBA Consulting Engineers (Asia) Limited	NV5, JBA

Hanna Engineering, Inc.	California	NV5 Global, Inc.	NV5, The Hanna Group

CivilSource, Inc.	California	NV5 Global, Inc.	NV5, CivilSource

NV5, Inc.	Commonwealth of the Northern Mariana Islands	NV5, Inc.	NV5

Bock and Clark Acquisition Corporation	Delaware	NV5 Global, Inc.

Bock and Clark Corporation	Delaware	Bock and Clark Acquisition Corporation	NV5, Bock and Clark

Bock and Clark Environmental, LLC	Ohio	Bock and Clark Acquisition Corporation	NV5, Bock and Clark

Lochrane Engineering, Inc.	Florida	NV5 Global, Inc.	NV5, Lochrane

Holdrege and Kull Consulting Engineers and Geologists	California	NV5 Global, Inc.	NV5, Holdrege and & Kull

Energenz Consulting LTD	Hong Kong	JBA Consulting	NV5, Energenz
Engineers, Inc.

Energenz Consulting, LLC	Delaware	JBA Consulting	NV5, Energenz
Engineers, Inc.

Energenz Consulting, LLC	Delaware	JBA Consulting	Energenz
Engineers, Inc.

Richard D. Kimball Company	Massachusetts	NV5 Global, Inc.	NV5, RDK RDK Engineers

Marron and Associates, Inc.	New Mexico	NV5 Global, Inc.	NV5, Marron

*

As of December 30, 2017. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of NV5 Global, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.